                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:

[ ] Preliminary Proxy Statement
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[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               PERKINELMER, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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       to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number,
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

[PerkinElmer, Inc. LOGO]

                            NOTICE OF ANNUAL MEETING

                                      AND

                              PROXY STATEMENT 2001

                               PERKINELMER, INC.
                               CORPORATE OFFICES
                               45 WILLIAM STREET
                         WELLESLEY, MASSACHUSETTS 02481

                            NOTICE OF ANNUAL MEETING

To the Stockholders of PerkinElmer, Inc.:

     The Annual Meeting of the Stockholders of PerkinElmer, Inc., will be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts, on Tuesday, April 24, 2001, at 10:30 a.m., to consider and act upon the following:

     1. A proposal to elect ten nominees for Director for terms of one year each;

     2. A proposal to amend the Company's Restated Articles of Organization, as amended to date, to increase the Company's authorized Common Stock from 100,000,000 shares to 300,000,000 shares;

     3. A proposal to approve the PerkinElmer, Inc. 2001 Incentive Plan, under which cash performance awards as well as an aggregate of 4,400,000 shares of the Company's Common Stock, plus an additional number of shares of Common Stock equal to the number of shares reserved for issuance but not ultimately issued under the Company's 1999 Incentive Plan (90,243 shares as of February 1, 2001), will be made available for option grants, restricted stock awards, performance units, and other stock-based awards; and

     4. Such other matters as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on February 23, 2001 as the record date for the determination of stockholders entitled to receive this notice and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors

                                          /s/ TERRANCE L. CARLSON
                                          TERRANCE L. CARLSON, Clerk

March 13, 2001

                           RETURN ENCLOSED PROXY CARD

Whether or not you expect to attend this Meeting, please complete, date, and sign the enclosed proxy card and mail it promptly in the enclosed envelope. No postage is required if mailed in the United States. Prompt response is important and your cooperation will be appreciated. If the envelope is lost, return the card to PerkinElmer, Inc., P.O. Box 902, Midtown Station, New York, NY 10018.

                                PROXY STATEMENT

     This Proxy Statement has been prepared to provide the stockholders of PerkinElmer, Inc. with information pertaining to the matters to be voted on at the PerkinElmer, Inc., Annual Meeting of Stockholders to be held on Tuesday, April 24, 2001 at 10:30 a.m., at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts, and at any adjournment of that Meeting. The date of this Proxy Statement is March 13, 2001, the approximate date on which the Proxy Statement and form of Proxy were first sent or given to stockholders. PerkinElmer, Inc. is sometimes referred to in this Proxy Statement as "PerkinElmer" or the "Company." PerkinElmer, Inc. Common Stock, $1 par value per share (the only outstanding PerkinElmer security with voting rights), is referred to as the "Common Stock."

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PERKINELMER. You are requested to sign and return your proxy card promptly. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the Meeting by filing written notice with the Clerk of PerkinElmer or by signing and delivering a new proxy card bearing a later date. IT IS IMPORTANT TO SIGN AND RETURN YOUR PROXY CARD. It helps to establish a quorum so that the Meeting may be held, and permits your votes to be cast in accordance with your directions.

     The expenses connected with soliciting proxies will be borne by PerkinElmer. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. The Company has engaged Georgeson Shareholder Communications, Inc. of New York City to assist in soliciting proxies from brokers, nominees, fiduciaries, and custodians and has agreed to pay Georgeson Shareholder Communications, Inc. $7,500 and out-of-pocket expenses for such efforts. In addition to the use of the mails, certain Directors, officers, and employees may solicit proxies in person or by use of other communications media.

     The stock transfer books of PerkinElmer will not be closed; however, the Board of Directors has fixed the close of business on February 23, 2001, as the record date for determining the stockholders entitled to receive notice of and to vote their shares at the Meeting. On the record date, there were 50,308,734 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock carries the right to cast one vote, with no cumulative voting. The presence at the Meeting, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding on the record date constitutes a quorum.

     The three items being presented for stockholder action are set forth on your proxy card and each of them is discussed in detail on the following pages. Shares represented by proxy will be voted at the Meeting in accordance with your instructions indicated on the proxy card.

     The first item on the proxy card is a proposal to elect ten Directors for terms of one year each. You may grant or withhold authority to vote your shares to elect the ten nominees by marking the appropriate box on the proxy card. Should you desire to withhold authority to vote for one or more nominees, please identify the exceptions in the appropriate space provided on the proxy card. Your shares will be voted as you indicate. IF YOU SIGN AND RETURN YOUR PROXY CARD AND MAKE NO INDICATION ON THE PROXY CARD CONCERNING THIS ITEM, YOUR SHARES WILL BE VOTED "FOR" ELECTING THE NOMINEES NAMED IN THIS PROXY STATEMENT.

     The second item is a proposal to amend the Company's Restated Articles of Organization, as amended to date, to increase the Company's authorized Common Stock from one hundred million (100,000,000) shares to three hundred million (300,000,000) shares. With respect to Item No. 2, you are provided the opportunity to vote for or against approving the amendment or to abstain from voting. Your shares will be voted as you indicate, or not voted if you indicate your desire to abstain. IF YOU SIGN AND RETURN YOUR PROXY CARD AND MAKE NO INDICATION ON THE PROXY CARD CONCERNING THIS ITEM, YOUR SHARES WILL BE VOTED "FOR" ITEM NO. 2.

     The third item is a proposal to approve the adoption of the PerkinElmer, Inc. 2001 Incentive Plan. With respect to Item No. 3, you are provided the opportunity to vote for or against adopting the proposal or to abstain from voting. Your shares will be voted as you indicate, or not voted if you indicate your desire to abstain. IF YOU SIGN AND RETURN YOUR PROXY CARD AND MAKE NO INDICATION ON THE PROXY CARD CONCERNING THIS ITEM, YOUR SHARES WILL BE VOTED "FOR" ITEM NO. 3.

     Management does not anticipate a vote on any other proposal at the Meeting. If, however, another proposal is properly brought before the Meeting, your shares will be voted in accordance with the discretion of the named proxies.

     PerkinElmer's Annual Report to Stockholders for 2000 has been mailed to its stockholders or is enclosed herewith. It is not part of this Proxy Statement or incorporated herein by reference.

                                 VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of each of the ten Directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment of the Restated Articles of Organization, as amended to date, to increase the number of authorized shares of Common Stock. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for the approval of the PerkinElmer, Inc. 2001 Incentive Plan, provided that the total vote cast on the approval of such Plan represents over 50% in interest of all securities entitled to vote on the proposal.

     A majority in interest of all Common Stock issued, outstanding and entitled to vote at the Meeting constitutes a quorum. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to each of the proposals to elect Directors and to approve the PerkinElmer, Inc. 2001 Incentive Plan, shares that abstain from voting as to a particular proposal, and shares held by brokers or other nominee record holders who did not receive specific instructions from the beneficial owners of such shares and are not voted with respect to a particular proposal, will not be counted as shares voting on such proposal. Accordingly, abstentions and broker non-votes will have no effect on voting on the proposals to elect Directors and to approve the PerkinElmer, Inc. 2001 Incentive Plan. However, in determining whether the proposal to approve the amendment to the Restated Articles of Organization to increase the number of authorized shares of Common Stock has received the requisite number of votes, abstentions and broker non-votes will be counted as outstanding shares and, therefore, will have the same effect as a vote against the proposal.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

     The Restated Articles of Organization, as amended to date, and By-Laws of PerkinElmer provide that the stockholders or the Board of Directors shall fix the number of Directors at not fewer than three nor more than thirteen. At the Annual Meeting held on April 27, 1999, the stockholders fixed the number of directors at ten. The Restated Articles of Organization, as amended to date, and By-Laws provide that at each Annual Meeting of Stockholders, the successors of the Directors shall be elected for a one-year term. There are currently ten Directors of the Company, all of whose terms expire at this year's Meeting. Mr. Thompson has indicated he will be retiring from the Board at the expiration of his current term.

     The Board of Directors has nominated the following persons for election as Directors for one-year terms expiring at the Annual Meeting in 2002. All of these nominees, with the exception of Mr. Sicchitano, are currently Directors of the Company.

TAMARA J. ERICKSON                      MICHAEL C. RUETTGERS
KENT F. HANSEN                          GABRIEL SCHMERGEL
JOHN F. KEANE                           KENTON J. SICCHITANO
NICHOLAS A. LOPARDO                     GREGORY L. SUMME
GRETA E. MARSHALL                       G. ROBERT TOD

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                     ELECTING THE TEN NOMINEES NAMED ABOVE
                          FOR TERMS OF ONE YEAR EACH.

     It is intended that the shares represented by proxies will be voted for the election of the ten nominees (unless one or more of the nominees is unwilling or unable to serve) for terms of one year each, unless a contrary instruction is indicated on the proxy cards. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, the persons named as proxies on the proxy cards may vote for the election of a substitute. In no event will shares represented by proxies be voted for more than ten nominees. To apprise you of the qualifications of the Directors, we are including information concerning the nominees.

     TAMARA J. ERICKSON: Age 46; Principal Occupation: Management consultant specializing in corporate strategy and technology management. President, Consulting for The Concours Group. Director of PerkinElmer since 1995. Member of the Audit Committee, Corporate Governance Committee and Compensation, Stock Option and Employee Benefit Plans Committee of the Board of Directors.

     Ms. Erickson is the co-author of the book, Third Generation R&D: Managing the Link to Corporate Strategy, published in 1991. She joined The Concours Group in November 1998. Prior to joining The Concours Group, Ms. Erickson worked as an independent consultant specializing in corporate strategy and technology management from October 1997 to October 1998. She served as head of U.S. consulting for P.A. Consulting Group, a management and technology consulting company, from May 1996 to September 1997. From 1995 to April 1996, Ms. Erickson was a Senior Vice President of Arthur D. Little, Inc., a consulting company with which she had been associated since 1978. From 1991 to 1995, Ms. Erickson served as a Managing Director of the firm's management consulting business in North America, including strategy and organization, information systems, and operations management consulting services. Ms. Erickson holds a Bachelor of Arts degree in Biological Sciences from the University of Chicago and a Master of Business Administration degree from Harvard Business School.

     KENT F. HANSEN: Age 69; Principal Occupation: Professor of Nuclear Engineering at the Massachusetts Institute of Technology, Cambridge, Massachusetts. Director of PerkinElmer since 1979. Chairman of the Corporate Governance Committee and a Member of the Audit Committee, Executive Committee and Nominating Committee of the Board of Directors.

     Dr. Hansen, a Professor of Nuclear Engineering at the Massachusetts Institute of Technology, first joined the M.I.T. faculty as an Assistant Professor in 1961. He is a former research scholar of M.I.T., from which he graduated in 1953 with a degree in physics. Dr. Hansen also received his Sc.D. degree in nuclear engineering from that institution. An authority in the field of nuclear reactor physics, reactor safety analysis, and nuclear fuel management, Dr. Hansen is the author of many scientific and technical publications and the co-author of a book entitled, Numerical Methods of Reactor Analysis. A former director of the American Nuclear Society, Dr. Hansen has served as consultant to several electric utilities and nuclear reactor manufacturers, the Department of Energy, and the Nuclear Regulatory Commission. Dr. Hansen was appointed by President Carter in 1977 to serve as a commissioner of the Nuclear Regulatory Commission. In 1978, Dr. Hansen received the American Nuclear Society's Arthur Holly Compton Award for outstanding contributions to education in the fields of nuclear science and engineering. Dr. Hansen was Chairman of the Board of Directors of Stone & Webster, Inc. from August 1995 to May 1997. He is also a Member of the National Academy of Engineering.

     JOHN F. KEANE: Age 69; Principal Occupation: Founder and Chairman of the Board of Directors of Keane, Inc., a publicly-traded corporation based in Boston, Massachusetts, that designs, develops and maintains computer software for corporations and hospitals. Director of PerkinElmer since 1997. Member of the Corporate Governance Committee, Nominating Committee and Pricing Committee of the Board of Directors.

     Mr. Keane founded Keane, Inc. in 1965. Prior to starting the company, Mr. Keane worked for IBM, and was a marketing and management consultant for Arthur
D. Little. He is a graduate of Harvard University and received his Master of Business Administration from Harvard Business School. Mr. Keane is an active member of ITAA (Information Technology Association of America), the national computer software and services trade association, having previously served as Chairman of that organization, and is a member of the Mass High Tech Council. He currently serves as a Trustee of the Massachusetts Software Council, Inc. He is a member of the Board of The Center for Quality of Management, and the Board of Overseers of Beth Israel Deaconess Medical Center. Mr. Keane is also a Director of First Wave Technologies based in Atlanta, Georgia.

     NICHOLAS A. LOPARDO: Age 54; Principal Occupation: Vice Chairman of State Street Bank and Trust Company and Chairman and Chief Executive Officer of State Street Global Advisors, the Bank's investment management group. Director of PerkinElmer since 1996. Chairman of the Audit Committee and a Member of the Compensation, Stock Option and Employee Benefit Plans Committee, Nominating Committee and Pricing Committee of the Board of Directors.

     Mr. Lopardo joined the Asset Management Division of State Street Bank and Trust Company in January 1987. In September 1990, he was promoted to Executive Vice President of the Bank and Chief Executive Officer of State Street Global Advisors with responsibility for that company's investment management businesses. He is also a member of the Senior Executive Group at State Street Bank and Trust Company, which is responsible for setting the policy direction of the Bank. Prior to joining State Street Bank and Trust Company, Mr. Lopardo served as Senior Vice President of sales, marketing and pension advisory services with Equitable Life Assurance Society in New York. Mr. Lopardo has over 30 years of experience in the pension industry, having served in a variety of roles with Equitable related to pension marketing, client relationships, and pension investment advisory services. He is a 1968 graduate of Susquehanna University with a Bachelor of Science degree in marketing and management and is Chairman of the Board of Directors of the University, Chairman of the Investment Property and Finance Committee, and a member of the Executive Committee of that Board. He is also Chairman of the Advisory Board of the Weiss School of Business at Susquehanna University and Chairman of the Board of the Landmark School, the premier secondary school for dyslexic students. Mr. Lopardo is also a board member of the Boston Stock Exchange and of the Advisory Board of Whitehead Institute for Biomedical Research. He is currently a Board member of the Boston Partners in Education and the Hockey Humanitarian Foundation as well as a member of the American Bankers Association Investment and Trust Services Advisory Board. He is an Advisory Board member of the Salvation Army and a Director of Team Harmony Foundation.

     GRETA E. MARSHALL, CFA: Age 63; Principal Occupation: Principal and founder of The Marshall Plan, a financial investment company. Director of PerkinElmer since 1990. Member of the Compensation, Stock Option and Employee Benefit Plans Committee of the Board of Directors.

     Ms. Marshall manages The Marshall Plan, a financial investment company she founded in 1988, with offices in Concord, Massachusetts and Incline Village, Nevada. She has over 35 years of experience in financial analysis, research, and investment. From 1974 to 1984, she was Director, Investments, Deere & Company, Moline, Illinois. She was President of Baybanks Investment Management in 1984 and 1985 and Investment Manager of the California Public Employees Retirement System from 1985 to 1988. Ms. Marshall is a member of the Board of Directors of Hyseq, Inc. Ms. Marshall holds Bachelor of Arts and Master of Business Administration degrees from the University of Louisville. She is a Member of the Candidate Curriculum Committee and a Trustee of the AIMR Investment Management Workshop. Ms. Marshall is also a Trustee of the Financial Accounting Foundation, which has oversight responsibility for the Financial Accounting Standards Board and the Governmental Accounting Standards Board.

     MICHAEL C. RUETTGERS: Age 58; Principal Occupation: Executive Chairman of EMC Corporation, a company based in Hopkinton, Massachusetts, specializing in information storage and retrieval. Director of PerkinElmer since 1997. Chairman of the Nominating Committee and a Member of the Audit Committee and Pricing Committee of the Board of Directors.

     Mr. Ruettgers became Executive Chairman of EMC Corporation in January 2001. Mr. Ruettgers had been Chief Executive Officer of EMC Corporation since 1992, and from 1989 to 1991 Mr. Ruettgers held the positions of President and Chief Operating Officer. He joined EMC in 1988 as Executive Vice President of Operations and Customer Service. Before joining EMC Corporation, Mr. Ruettgers spent 13 years with

Raytheon Company, where he played a key role in the Patriot Missile program, and in 1981 he joined Boston-based Keane, Inc., a software development company, as a Senior Vice President. Following his work with Keane, Inc., Mr. Ruettgers became Chief Operating Officer of Technology Financial Services, where he advised companies such as IBM, AT&T and the regional Bell operating companies. In May 1999, Babson College recognized Mr. Ruettgers for being an "information age visionary" and presented him with the honorary degree of Doctor of Laws. Mr. Ruettgers holds a Bachelor of Science degree from Idaho State University and a Master of Business Administration degree from Harvard Business School. He is also a Director of Commonwealth Energy Systems and Raytheon Company.

     GABRIEL SCHMERGEL: Age 60; Principal Occupation: Retired Chief Executive Officer and President of Genetics Institute, Inc. Director of PerkinElmer since 1999. Member of the Audit Committee of the Board of Directors.

     Mr. Schmergel received a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute in 1962 and served with the U.S. Army as a Lieutenant from 1963 until 1965. He earned a Master of Business Administration degree from Harvard Business School in 1967, where he was named a Baker Scholar. From 1967 to 1981, Mr. Schmergel worked for Baxter Healthcare Corp. holding various positions of increasing responsibility, including managing various country subsidiaries and eventually managing all international operations. In 1981, Mr. Schmergel became President and CEO of a start-up company, Genetics Institute, Inc., which under his leadership became a fully integrated biopharmaceutical company with a portfolio of drugs for hemophilia, anemia, and cancer. Genetics Institute, Inc. was acquired by American Home Products in 1996. Mr. Schmergel retired as President and Chief Executive Officer of Genetics Institute, Inc. in January 1997. Mr. Schmergel was recognized with an honorary Doctorate of Engineering Degree from Worcester Polytechnic Institute in 1988, and in 1994 was elected to the National Academy of Engineering for his leadership in biotechnology. From 1992 to 1999, he was a member of the Visiting Committee of Harvard Business School. He also spent five years on the Board of Governors of the New England Medical Center. Currently, Mr. Schmergel serves the Board of Overseers for the Tufts Veterinary School, the Board of Directors of IDEXX Laboratories, Inc. and the Board of Trustees of the Boston Ballet. Mr. Schmergel is also Chairman of the Board of Syntonix Pharmaceuticals, a privately-held development stage biotechnology company.

     KENTON J. SICCHITANO: Age 56; Principal Occupation: Global Managing Partner -- Independence and Regulatory Affairs of PricewaterhouseCoopers LLP. Nominee for election to the Board of Directors in 2001.

     Mr. Sicchitano joined Price Waterhouse LLP, a predecessor firm of PricewaterhouseCoopers LLP, in 1970 and since becoming a partner in 1979 has held various leadership positions within the firm. Mr. Sicchitano holds a Bachelor of Arts degree from Harvard College and a Master of Business Administration degree from Harvard Business School. At various times from 1986-1995 he served as a director and/or officer of a number of not-for-profit organizations, including President of the Harvard Business School Association of Boston, Treasurer of the Harvard Club of Boston, Board of Directors, Harvard Alumni Association, Board of Directors and Chair of Finance Committee, New England Deaconess Hospital and Board of Directors, New England Aquarium.

     GREGORY L. SUMME: Age 44; Principal Occupation: Chairman, Chief Executive Officer and President of PerkinElmer. Director of PerkinElmer since February 1998. Chairman of the Executive Committee and a Member of the Corporate Governance Committee and Pricing Committee of the Board of Directors.

     Mr. Summe was named Chief Executive Officer of PerkinElmer effective January 1, 1999 and Chairman effective April 27, 1999. He was appointed President and Chief Operating Officer of PerkinElmer and elected to the Company's Board of Directors in February 1998. Prior to joining PerkinElmer, Mr. Summe held three positions with AlliedSignal, Inc. (now Honeywell International): President of the Automotive Products Group in 1997, President of Aerospace Engines (1995 to 1997) and President of General Aviation Avionics (1993 to 1995). Prior to joining AlliedSignal, he was the general manager of commercial motors at General Electric (1992 to 1993) and a partner at McKinsey & Co., Inc. (1983 to 1992). Mr. Summe holds Bachelor of Science and Master of Science degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and a Master of Business Administration degree from the Wharton School at the University of Pennsylvania. Mr. Summe is a Trustee of the Fessenden School and serves on the advisory board of the Carroll School of Management of Boston College.

     G. ROBERT TOD: Age 61; Principal Occupation: Retired Vice Chairman, President and Chief Operating Officer and Director of the CML Group, Inc., a specialty marketing company. Director of PerkinElmer since 1984. Lead Director, Chairman of the Compensation, Stock Option and Employee Benefit Plans Committee and a Member of the Executive Committee and Nominating Committee of the Board of Directors.

     Mr. Tod received a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute in 1961 and also holds a Master of Business Administration degree from Harvard Business School. Mr. Tod is co-founder of the CML Group, Inc. and served as its Vice Chairman, President and Chief Operating Officer from 1969 to his retirement in June 1998. CML Group, Inc. declared bankruptcy on December 18, 1998. Mr. Tod is currently a Director of SCI Systems, Inc., non-executive Chairman of Allagash Brewing Co., and Trustee of Rensselaer Polytechnic Institute. Mr. Tod is a former Director of US Trust, Walden Bancorp and Domain Inc. He also previously served as a Trustee of Emerson Hospital, the Middlesex School, the Fenn School and as a Vice President of the Alumni Executive Council of the Harvard Business School.

                 INFORMATION RELATIVE TO THE BOARD OF DIRECTORS
                         AND CERTAIN OF ITS COMMITTEES

     A formal Audit Committee of the Board of Directors was created in 1971. The current Committee, which met five times in 2000, is composed of five
Directors -- Messrs. Lopardo (Chair), Hansen, Ruettgers and Schmergel and Ms. Erickson.

     The responsibilities of the Audit Committee are to (1) recommend the particular persons or firm to be employed by the Company as its independent auditor; (2) consult with the persons so chosen to be the independent auditor with regard to the plan of audit; (3) review, in consultation with the independent auditor, its report of audit or proposed report of audit, and the accompanying management letter, if any; (4) consult periodically with the independent auditor with regard to the adequacy of internal controls; and (5) evaluate and ensure that the independent auditor is independent and, if the Committee so chooses, to consult with the Chief Financial Officer and the Treasurer and other officers and employees as the Committee may deem appropriate.

     The Board of Directors has determined that the members of the Audit Committee are independent directors, as defined by the Audit Committee charter and the rules of the New York Stock Exchange. The Audit Committee acts under a written charter first adopted and approved on May 18, 2000. The charter is attached as Appendix A to this Proxy Statement. The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditor is compatible with maintaining auditor independence, and believes that the provision of such services is compatible.

FISCAL 2000 AUDIT FIRM FEE SUMMARY

     During fiscal 2000, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

AUDIT FEES

     Arthur Andersen LLP billed the Company an aggregate of $1,720,267 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Andersen LLP billed the Company an aggregate of $133,023 in fees for professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with the design and implementation of financial information systems.

ALL OTHER FEES

     Arthur Andersen LLP billed the Company an aggregate of $3,258,423 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000, primarily related to the following:

     - Employee benefit plan audits,

     - Acquisitions and divestitures,

     - Zero Coupon Convertible Debentures offering,

     - Tax compliance and consulting, and

     - Business systems consulting (not financial systems oriented).

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has:

     - reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000;

     - discussed with Arthur Andersen LLP, the Company's independent auditor, the matters required to be discussed by Statement on Accounting Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

     - received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and discussed with the auditor the auditor's independence; and

     - based on the review and discussions referred to above, recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     By the Audit Committee of the Board of Directors:
         Nicholas A. Lopardo, Chairman
         Tamara J. Erickson
         Kent F. Hansen
         Michael C. Ruettgers
         Gabriel Schmergel

     The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.

OTHER COMMITTEES

     The Compensation, Stock Option and Employee Benefit Plans Committee of the Board of Directors, which met five times in 2000, is composed of four
Directors -- Messrs. Tod (Chair) and Lopardo and Ms. Marshall and Ms. Erickson. The Committee reviews and approves the salaries and incentive compensation of the Company's Chairman of the Board, Chief Executive Officer, President, and other corporate officers. The Committee also reviews and approves the management incentive plans of the Company and its subsidiaries, administers the stock option plans adopted by the Company, and reviews and approves such other employment and compensation matters as it deems necessary and proper. The Benefit Plans Investment Committee was combined with the Compensation, Stock Option and Employee Benefits Plans Committee in May 2000. As a result, the Compensation, Stock Option and Employee Benefits Plans Committee now also reviews the investment of funds held in the Company's employee benefit plans.

     The Corporate Governance Committee of the Board of Directors, which met once in 2000, is composed of five Directors -- Messrs. Hansen (Chair), Keane, Summe and Thompson and Ms. Erickson. The Committee examines and defines the Board of Directors' role in corporate governance, formulates policy to address shareholder concerns, and formulates guidance for management action, to deal with evolving social issues, both internal and external to the organization.

     A Nominating Committee of the Board of Directors was created in 1991. The current Committee, which met three times in 2000, is composed of five
Directors -- Messrs. Ruettgers (Chair), Hansen, Keane, Lopardo and Tod. The Committee establishes criteria for nomination or renomination of persons to serve as Directors, develops procedures for the nomination or renomination process, and identifies and recommends candidates for nomination to the Board of Directors. Any stockholder desiring to submit a candidate for consideration by the Nominating Committee should send sufficient biographical data and background information concerning the candidate to enable a proper judgment as to the candidate's qualifications, together with any other relevant information, to:
Chairman of the Nominating Committee, c/o PerkinElmer, Inc., 45 William Street, Wellesley, MA 02481.

     In January 1999, the Company filed a shelf registration statement with the Securities and Exchange Commission to register $465 million of securities. In conjunction with the shelf registration, the Board of Directors created a Pricing Committee to approve the specific terms of each series of securities offered under the shelf registration. The Pricing Committee met once during 2000 to approve the terms of the Zero Coupon Convertible Debentures issued by the Company. The Pricing Committee is composed of four Directors -- Mr. Summe (Chair) and Messrs. Keane, Lopardo and Ruettgers.

     The Board of Directors also has an Executive Committee, which met once in 2000, and is composed of three Directors -- Messrs. Summe (Chair), Hansen and Tod. The Committee, which acts as needed during intervals between Board meetings, has been delegated all the powers of the Board except those powers which by law, the Restated Articles of Organization, as amended to date, or the By-Laws of the Company, the Board of Directors is prohibited from delegating.

     With the exception of the Executive Committee, the Pricing Committee and the Corporate Governance Committee, all Committees of the Board of Directors are comprised of non-employee Directors.

MEETINGS

     The Board of Directors met seven times in 2000. All Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which they respectively served.

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no additional compensation for their services as Directors. Directors who are not employees of the Company are paid an annual retainer fee of $12,000, plus $1,000 for each meeting of the Board they attend. Additionally, the Chairs of the Audit, Compensation, Stock Option and Employee Benefit Plans, Corporate Governance and Nominating Committees receive $4,000 per year and the other non-employee members of these Committees receive $3,000 per year. In addition, all non-employee members of these Committees receive $1,000 for each Committee meeting they attend unless the Committee meeting is held on the same day as a Board of Directors' meeting, in which case the Committee member receives $500.

     Each year the non-employee Directors receive 800 shares of Common Stock (with a pro-rated number of shares issued to Directors who served for only a portion of the year). Shares are issued in January of each year to all Directors serving at that time. The number of shares which can be awarded are periodically reviewed and adjusted. In addition, non-employee Directors receive an annual stock option grant valued at $24,000 using the Black-Scholes valuation model. The Lead Director (currently, Mr. Tod) also receives an additional stock option grant valued at $16,000. New Directors receive a sign-on stock option grant of 10,000 shares, subject to periodic review and adjustment. Options granted to Directors vest in three equal installments over a three-year period and have a seven-year exercise term. Directors may defer compensation in the form of fees and grants of Common Stock into the Company's Deferred Compensation Plan.

     Directors are required to own PerkinElmer stock in the dollar amount of at least five times the annual Director's retainer fee. The stock ownership requirement is expected to be met within two years of a Director's appointment to the Board.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table identifies the only persons known to the Company to be beneficial owners of five percent or more of the outstanding shares of Common Stock. The information in this table and the footnotes is taken from a Schedule 13G dated February 11, 2000, filed by The Regents of the University of California, a Schedule 13G dated January 31, 2001, filed by Morgan Stanley Dean Witter & Co., and a Schedule 13G dated February 13, 2001, filed by Putnam Investment, LLC, with the Securities and Exchange Commission.

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          OWNERSHIP(1)       OF CLASS
------------------------------------                        -----------------    --------
The Regents of the University of California...............      3,343,781(2)        6.7%
1111 Broadway
14th Floor
Oakland, CA 94607

Morgan Stanley Dean Witter & Co...........................      2,775,938(3)        5.5%
1585 Broadway
New York, NY 10036

Putnam Investments, LLC...................................      3,190,140(4)        6.4%
One Post Office Square
Boston, MA 02109

---------------
NOTES

(1) There are no shares included with respect to which such persons have a right to acquire beneficial ownership.

(2) The Schedule 13G filed by The Regents of the University of California states that it has sole voting power and sole dispositive power over 3,343,781 shares.

(3) The Schedule 13G filed by Morgan Stanley Dean Witter & Co. states that it has shared voting power over 2,765,486 shares and shared dispositive power over 2,775,938 shares. Morgan Stanley Dean Witter & Co. acts as an investment adviser and manages accounts that have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities. No such account holds more than 5% of the class.

(4)The Schedule 13G filed by Putnam Investments, LLC on behalf of two of its subsidiaries states that Putnam Investment Management, LLC has shared dispositive power over 2,225,347 shares and The Putnam Advisory Company, LLC has shared dispositive power over 964,793 shares. Both of the Putnam subsidiaries are registered investment advisers, and have dispository power over the shares in their capacity as investment managers. The trustees of Putnam's mutual funds have voting power over the shares held by each such fund, and The Putnam Advisory Company LLC has shared voting power over the shares held by institutional clients.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock owned of record or beneficially (including unexercised stock options exercisable within 60 days) on February 1, 2001, (i) by each of the Company's Directors and nominees for Director individually, (ii) by each of the Company's executive officers named in the Summary Compensation Table below, and (iii) by all executive officers, Directors, and nominees for Director of the Company as a group. No Director, nominee for Director, or executive officer of the Company owned any equity securities of the Company other than Common Stock on February 1, 2001.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL          PERCENT
NAME                                                            OWNERSHIP(1)           OF CLASS
----                                                          -----------------        --------
Gregory L. Summe............................................        650,000(2)           1.3%
Robert F. Friel.............................................        145,940(2)             *
John J. Engel...............................................         44,324(2)             *
Terrance L. Carlson.........................................         61,044(2)             *
Richard F. Walsh............................................         26,085(2)             *
Tamara J. Erickson..........................................         14,200                *
Kent F. Hansen..............................................          8,200(2)             *
John F. Keane...............................................          5,000                *
Nicholas A. Lopardo.........................................          7,955(2)             *
Greta E. Marshall...........................................         18,000(2)             *
Michael C. Ruettgers........................................         25,100                *
Gabriel Schmergel...........................................          4,100                *
Kenton J. Sicchitano........................................             --               --
John Larkin Thompson........................................         12,000                *
G. Robert Tod...............................................         22,567                *
All executive officers, Directors, and nominees for Director of the Company as a group, 18 in number, including those
  listed above..............................................      1,219,132(2)           2.4%

---------------
 *  Less than 1%

(1) Owners of all shares have sole voting and investment power. The number of shares stated as being owned beneficially includes shares held beneficially by spouses, minor children, and certain trusts; the inclusion of such shares in the Proxy Statement, however, does not constitute an admission that the executive officers, directors, or nominees for Director are direct or indirect beneficial owners of such shares.

(2) The amounts shown as beneficially owned by Messrs. Summe, Friel, Engel, Carlson and Walsh and by all executive officers, Directors, and nominees for Director as a group, include 600,000, 133,334, 33,334, 50,001, 13,333 and
    1,008,698 shares, respectively, that are obtainable within 60 days after February 1, 2001 upon exercise of, and payment of the exercise price of, outstanding unexercised stock options. The amounts shown as beneficially owned by Messrs. Summe, Friel, Engel, Carlson, Walsh, Hansen, Lopardo and Marshall and by all executive officers, Directors, and nominees for Director as a group, do not include 51,318, 25,149, 10,059, 10,059, 21,159, 804,
    1,394, 804 and 132,724 shares, respectively, that are accrued under the PerkinElmer Deferred Compensation Plan and are payable 100% in PerkinElmer stock at the time of distribution.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is composed of four independent outside Directors. The Committee's report on executive compensation follows.

OVERALL PHILOSOPHY

     The Company's overall executive compensation philosophy is based on the premise that compensation should be aligned with and support the Company's business strategy and long-term initiatives, enhance shareholder value and be competitive with that offered by comparable companies. Under the guidance of the Committee, compensation policies have been designed to link executive compensation to the attainment of the Company's specific goals. These policies also allow the Company to attract and retain senior executives critical to the long-term success of a diverse high technology organization by providing a competitive compensation package and recognizing and rewarding individual contributions. The key elements of the Company's executive compensation are base salary, annual incentive awards, stock and stock options.

BASE SALARY

     Each year, the Committee reviews and establishes the base salary of the Chief Executive Officer based on the Company's performance, as measured by a combination of factors consisting principally of sales, earnings per share growth, return on equity, cash flow, return on capital, and net operating profit after tax (NOPAT). The Committee also takes into account a comparison to executive compensation in other companies as revealed by an executive compensation survey referred to below. The Committee also reviews, approves or modifies, as deemed appropriate by the Committee, a salary plan recommended by the Chief Executive Officer and the Senior Vice President of Human Resources for the corporate officer positions. This plan, developed by the Human Resources staff, is based on the performance of each such officer while taking into consideration the Company's performance as measured by the factors described above.

     The Company uses a nationwide executive compensation survey to provide general overall compensation guidance. The survey shows market competitive information for the total compensation for selected officer positions for companies comparable in revenue size to PerkinElmer and in similar high technology sectors. Generally, the compensation levels of PerkinElmer officers are comparable with those holding similar positions within the companies included in the above-mentioned survey.

     In accordance with the Company's policy to pay competitive salaries, the base salaries of most officers were increased in 2000. Mr. Summe's salary was increased in February 2000 from $625,000 per year to $725,000.

INCENTIVE COMPENSATION

     The Company's Performance Incentive Plan (PIP) provides incentive compensation to certain key employees. Mr. Summe and the other executive officers named in the Summary Compensation Table are participants in the PIP. Although the PIP is the primary source of incentives for officers, the Committee may award additional incentives to selected officers outside of the PIP in circumstances in which the Committee determines that an additional incentive established on a different basis is appropriate.

     In 2000, the PIP measured Mr. Summe and other senior staff officers (e.g. Finance, Human Resources and Legal) on the basis of growth in earnings per share
(EPS) and cash measures. Officers and other key employees in the strategic business units (SBU's) were measured on SBU net operating profit after tax (NOPAT) and cash measures. Each PIP participant is assigned a target incentive, expressed as a percentage of base salary ranging between 10% and 100%. The target percentage represents the amount of the incentive award if PIP performance targets are met. The PIP targets are generally based on the performance of the participant's SBU or Strategic Business Enterprise (SBE). Performance targets for certain officers and other corporate participants are based on consolidated performance. For SBU/SBE managers and participants, performance targets are based on SBU/SBE consolidated performance. The actual incentive award is determined by multiplying the target incentive by a formula performance factor based upon actual PIP performance compared to the target performance.

     In 2000, Mr. Summe's target bonus was 100% of base salary. His target PIP was based on consolidated performance. For 2000, the actual EPS and cash measures exceeded targets. As a result, he received a PIP award of $1,450,000, which represents 200% of his target incentive. In addition, the Board awarded Mr. Summe an additional bonus of $800,000 under the CEO Incentive Plan based on the CEO evaluation by the Compensation Committee of his accomplishments against additional performance measures under three categories: strategic -- 40%; operational -- 30%; and organizational -- 30%.

     In February 2000, the Company provided Mr. Summe a full recourse interest free loan of $875,000. The loan was structured with a forgiveness feature whereby the loan is to be forgiven based on meeting or exceeding significant performance goals. The forgiveness goals are three consecutive years of 15% growth in EPS over 1999 or 50% growth in EPS over 1999 in either 2000 or 2001 (adjusted for the impact of acquisitions and divestitures).

     As part of the Corporate Officer's Long Term Incentive Program on January 7, 2000, Mr. Summe received a grant of 25,000 shares of restricted stock at a value of $39.65 per share, as further described in the Summary Compensation Table.

STOCK OPTIONS

     Many studies indicate a correlation between employee stock ownership and Company performance. Under the Company's stock option plans, the Committee grants stock options to the Company's senior executives following established guidelines. These guidelines are based primarily on competitive industrial practice as revealed by a long-term executive compensation survey covering a large number of public companies in a variety of industries in which the Company participates. The survey data show that the normal stock option award is a multiple of base salary. The Committee uses the Black-Scholes option pricing method as the basis for determining the value of option grants. This method takes into consideration a number of factors, including the stock's volatility, dividend rate, option term, and interest rates to estimate the option's present value.

     Mr. Summe was granted a multi-year option grant on 475,000 shares in January 2000. This grant was subject to a six-year cliff vesting schedule, with a special provision for accelerated vesting based on meeting or exceeding significant performance goals. The accelerated vesting goals established for the grant were three consecutive years of 15% growth in EPS over 1999 or 50% growth in EPS over 1999 in either 2000 or 2001 (adjusted for the impact of acquisitions and divestitures).

STOCK OWNERSHIP PROGRAM BY OFFICERS AND SBE MANAGERS

     The Committee has determined that in order to further align management and shareholder interests, PerkinElmer stock ownership by PerkinElmer officers and SBE managers should be significant relative to each officer's and SBE manager's base salary. The market value of PerkinElmer stock expected to be owned by the Company's officers and general managers is as follows:

CEO.....................................................  2 times base salary
President and COO.......................................  1 1/2 times base salary
Senior Vice Presidents..................................  1 1/2 times base salary
Other Officers..........................................  1 times base salary
SBE Managers............................................  1/2 times base salary

     Officers and SBE managers are expected to attain these ownership levels four years after their election or appointment to the specified officer or SBE manager position.

SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally limits the deductibility of public companies of annual compensation for certain officers to $1 million. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. It is the general intention of the Committee to assure, where appropriate, that officer compensation will meet the Section 162(m) requirements for deductibility. However, the Committee reserves the right to use its judgment to authorize compensation payments, which may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions, or the officer's performance, and is in the best interest of the stockholders. The Committee will review its policy concerning Section 162(m) on a year-by-year basis.

     By the Compensation and Stock Option Committee of the Board of Directors:

        G. Robert Tod (Chairman)
        Tamara J. Erickson
        Nicholas A. Lopardo
        Greta E. Marshall

                            STOCK PERFORMANCE GRAPHS

     Set forth below and on the next page are two line graphs comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Technology-500 Index (name changed from S&P High Technology Composite Index) for
(i) the five fiscal years from December 31, 1995 to December 31, 2000, and (ii) the three fiscal years from December 28, 1997 to December 31, 2000. The second line graph coincides with the period beginning in January 1998 when it was announced that Mr. Summe was joining the Company.

     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN* AND CUMULATIVE TOTAL
                        RETURN SINCE DECEMBER 28, 1997*
             PERKINELMER, INC. COMMON STOCK, S&P COMPOSITE-500 AND
                           S&P TECHNOLOGY-500 INDICES

                          TOTAL RETURN TO SHAREHOLDERS
                              REINVESTED DIVIDENDS

                      [CUMULATIVE TOTAL RETURN LINE GRAPH]

                                                    PERKINELMER INC.               S&P 500(R)            S&P(R) TECHNOLOGY INDEX
                                                    ----------------               ----------            -----------------------
31-Dec-95                                                100.00                      100.00                      100.00
29-Dec-96                                                 85.00                      123.00                      142.00
28-Dec-97                                                 91.00                      164.00                      179.00
3-Jan-99                                                 124.00                      211.00                      310.00
2-Jan-00                                                 189.00                      255.00                      542.00
31-Dec-00                                                481.00                      232.00                      326.00

                      [CUMULATIVE TOTAL RETURN LINE GRAPH]

                                                    PERKINELMER INC.               S&P 500(R)            S&P(R) TECHNOLOGY INDEX
                                                    ----------------               ----------            -----------------------
28-Dec-97                                                100.00                      100.00                      100.00
3-Jan-99                                                 137.00                      129.00                      173.00
2-Jan-00                                                 209.00                      156.00                      303.00
31-Dec-00                                                530.00                      141.00                      182.00

---------------

* Assumes that the value of the investment in PerkinElmer, Inc. Common Stock and each index was $100 on December 31, 1995, for the five-year stock performance graph, and $100 on December 28, 1997, for the stock performance graph since December 28, 1997, and that all dividends were reinvested.

     The following table sets forth information concerning the annual and long-term compensation for services to the Company for the 1998, 1999, and 2000 fiscal years, of (i) the Company's chief executive officer during 2000, and (ii) the other four most highly compensated executive officers of the Company for 2000, all of whom were serving as executive officers as of December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                                       --------------------------------------------   ------------------------------------------
                                                                                               AWARDS
                                                                                      ------------------------
                                                                         OTHER        RESTRICTED    SECURITIES
                                                                        ANNUAL           STOCK      UNDERLYING      ALL OTHER
                                              SALARY      BONUS     COMPENSATION(2)   AWARD(S)(3)    OPTIONS     COMPENSATION(5)
NAME AND PRINCIPAL POSITION            YEAR     ($)      ($)(1)           ($)             ($)         (#)(4)           ($)
---------------------------            ----   -------   ---------   ---------------   -----------   ----------   ---------------
Gregory L. Summe.....................  2000   713,469   2,250,000        93,215          991,250     475,000           97,632
  Chairman of the Board,               1999   607,681   1,250,000       135,849          681,225     450,000          709,856
  Chief Executive Officer and          1998   420,187     361,000       103,948        1,069,905     400,000        1,119,022
  President

Robert F. Friel......................  2000   345,971     612,000            --          396,500     150,000          167,535
  Senior Vice President & Chief        1999   278,645     350,000            --          710,725     200,000          607,194
  Financial Officer

John J. Engel........................  2000   296,842     475,000            --          396,500     150,000            5,635
  President Optoelectronics SBU        1999   190,386     284,000            --          277,490     100,000          351,739

Terrance L. Carlson..................  2000   311,345     353,000            --          396,500      50,000           63,754
  Senior Vice President,               1999   166,147     300,000            --          298,690     100,000          226,256
  General Counsel and Clerk

Richard F. Walsh.....................  2000   288,465     363,000            --          396,500     150,000           12,167
  Senior Vice President,               1999   249,990     310,000            --          272,490      40,000          113,561
  Human Resources                      1998   118,265     163,000            --               --      50,000          102,040

---------------
NOTES

(1) This represents the amount of the declared awards under the Company's PIP and CEO Incentive Plan. Mr. Summe's bonus includes two components. A $1,450,000 award was granted under the PIP and an additional $800,000 award was granted under the CEO Incentive Plan.

(2) With the exception of Mr. Summe, perquisites and other personal benefits did not in the aggregate exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported in this table for any named executive officer. Perquisites for Mr. Summe include $68,215 of mortgage interest differential payments provided to Mr. Summe for his relocation to a higher cost housing region and additional amounts to gross-up the differential payments for taxes. In August 2000 these payments were discontinued. Mr. Summe is also provided with a car allowance of $25,000 annually.

(3) As part of the Corporate Officer's Long Term Incentive Program, on January 7, 2000, Messrs. Summe, Friel, Engel, Carlson and Walsh received 25,000, 10,000, 10,000, 10,000 and 10,000 shares, respectively, of restricted stock at a value of $39.65 per share, which had an aggregate value at year end of $2,625,000, in the case of Mr. Summe, and $1,050,000 each for Messrs. Friel, Engel, Carlson and Walsh. Dividends are paid on these shares. The Corporate Officer's Long Term Incentive Program is intended to motivate corporate officers to meet aggressive performance targets. The restricted stock vests on the seventh anniversary of issuance. The restricted stock would also vest upon a change in control. Vesting would accelerate on meeting or exceeding the performance targets of three consecutive years of 15% growth in Earnings Per Share (EPS) or 50% growth in EPS in either 2000 or 2001 (adjusted for the impact of acquisitions and divestitures) from the base year of 1999. Messrs. Summe, Friel, Engel, Carlson and Walsh have elected to further restrict these shares so that they will vest equally over a two-year period from the date the performance target is met. In return, they will be issued an equal number of restricted shares, one-third of which will vest on each of the second, third and fourth anniversaries of the date on which the performance target is met.

(4) Messrs. Summe, Friel, Engel and Walsh received a multi-year stock option grant covering the years 2000 through 2002. These options will vest on the sixth anniversary of the date of issuance, with a 10 year term.

    Vesting will be accelerated if the Company meets the performance targets outlined in footnote 3 (above). Options granted by the Company in 2000 to Mr. Carlson vest equally over a three-year period, rounded up to the nearest whole share, with a seven year-term.

(5) This column includes the actuarial benefit to the named executive officer of the split-dollar life insurance policy established in 1991 and the Company's contribution to the PerkinElmer, Inc. Savings Plan. The actuarial benefit in 1999 of the split-dollar life insurance to Messrs. Summe, Friel, Engel, Carlson and Walsh is $61, $37, $25, $41, and $32 respectively. The Company contributes $162 per year toward the first $50,000 of coverage under the term life portion of the split-dollar life insurance policy for each of the named executives. The named executive officer contributes an amount each year to the split-dollar life insurance policy equal to the cost of the term life insurance under the policy. The balance of the premium is paid by the Company. The Company has the right to recover the amount it paid at the death of the executive officer. The amount reported in the column for 2000 for Messrs. Summe, Friel, Engel and Walsh includes $5,610 as the Company's contribution to the PerkinElmer, Inc. Savings Plan for each of the aforementioned executives. This column includes relocation expenses paid to Messrs. Friel, Carlson and Walsh of $161,888, $63,713, and $6,525, respectively. In addition, Mr. Summe was provided with a full recourse interest free loan of $875,000. The loan was structured with forgiveness goals which are consistent with the Company's meeting the performance targets outlined in footnote 3 (above). The forgone interest (including gross-up for taxes) totaling $91,961 associated with this loan is represented in the "All Other Compensation" column.

                                 PENSION PLANS

EMPLOYEES RETIREMENT PLAN

     The Company and its subsidiaries maintain several retirement plans for the benefit of their employees, including officers. All executive officers, including the CEO and the four highest compensated executive officers named in the Summary Compensation Table above, participate in the PerkinElmer, Inc. Employees Retirement Plan (the "Retirement Plan"), the principal features of which are as follows.

     Subject to maximum benefit limitations prescribed by law, a participant will be entitled to receive an annual payment equal to the sum of 0.85 percent of the participant's Final Average Earnings (the average of the employee's base salary for the five consecutive highest-salaried years out of the last ten years of credited service with the Company) multiplied by the number of years of credited service with the Company plus 0.75 percent of the excess of such earnings over the Social Security Tax Base multiplied by the number of years of credited service (not in excess of 35) with the Company. In no event will the accrued benefit payable at normal retirement date be less than the frozen accrued benefit as of December 31, 1993 determined in accordance with terms of the Plan at that time. The maximum benefit payable from the Retirement Plan for 2000 is $135,000.

     Effective January 1, 1997, the Retirement Plan was amended to provide an additional benefit for certain participants. The benefit is 1.6 percent of Final Average Earnings multiplied by the years of credited service with the Company multiplied by a ratio equal to a service credit divided by twenty-five (25) times a ratio equal to the number of years of service with the Company since January 1, 1994 divided by the projected number of years of service with the Company from January 1, 1994 to the employee's normal retirement date. None of the named executive officers participate in this benefit.

     All employees of the Company who participate in the Retirement Plan are required either to complete five years of service or to reach their normal retirement date, whichever is first to occur, before they have a vested interest in the Retirement Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In addition to the basic benefit plan described above, the Company has created the PerkinElmer, Inc. Supplemental Executive Retirement Plan (the "Supplemental Plan"), which provides additional benefits for certain executive officers. Officers designated by the Board of Directors are eligible to receive benefits under the Supplemental Plan when they have completed five years of service and reached 55 years of age while employed by the Company. In the event of a change of control as defined in the Supplemental Plan, however, participants in the Supplemental Plan are eligible to receive benefits regardless of age or years of service. If a participant dies prior to attaining age 55, but after the completion of five years of service, the participant's eligible spouse is entitled to receive a benefit in the form of 50 percent of the benefit the participant would have received upon attaining age 55 commencing on the date the participant would have attained age 55.

     During 2000, the Company recognized $70,655 as an expense and $791,991 as income for the Supplemental Plan and made payments to retired officers and beneficiaries in the amount of $1,363,217. While the Company is not required to fund the Supplemental Plan, effective April 6, 1989, the PerkinElmer, Inc. Non-Qualified Benefit Trust Agreement (the "Trust") was established by and between the Company and Mellon Bank, NA. As of December 31, 2000, the Trust had a balance of $9,158,950. The purpose of the Trust is to provide greater assurance of the receipt of Supplemental Plan benefits. Amounts held in the Trust are subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy.

     The Supplemental Plan is administered by the Compensation and Stock Option Committee of the Board of Directors. The Board of Directors may amend or terminate the Supplemental Plan at any time; however, such amendment or termination shall not reduce or eliminate the benefit payments currently being made or the accrued plan benefit of any participant. The Supplemental Plan was closed to new participants effective July 1, 2000.

     The Supplemental Plan provides an annual benefit payable at retirement equal to:

          (a) 0.85 percent of average total compensation (as defined below) for each year of credited service, plus 0.75 percent of average total compensation in excess of the Social Security Tax Base for each year of credited service limited to 35 years; less,

          (b) 100 percent of the participant's benefit accrued at date of termination and payable at normal retirement age under any Company-funded retirement plan; plus,

          (c) the reduction, if any, to the early retirement benefit payable from any Company-funded retirement plan due to the limitations as set forth in Section 415(b) of the Internal Revenue Code of 1986.

     The benefit payable under the Supplemental Plan, however, shall in no event be less than (c) above.

     No actuarial adjustment is made as a result of retirement before or after age 65. Average total compensation is the average of a participant's total cash compensation for the highest-compensated consecutive five years of credited service out of his last ten years of credited service prior to age 65 (or his age at earlier termination of employment).

                            PENSION PLAN TABLE(1)(2)
                     ANNUAL ESTIMATED BENEFITS PROVIDED BY
          THE COMBINED PERKINELMER, INC. EMPLOYEES RETIREMENT PLAN AND
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FINAL                              YEARS OF SERVICE
AVERAGE      ------------------------------------------------------------
EARNINGS        15          20           25           30           35
--------     --------   ----------   ----------   ----------   ----------
$3,500,000   $836,051   $1,114,735   $1,393,419   $1,672,103   $1,950,786
 2,500,000    596,051      794,735      993,419    1,192,103    1,390,786
 1,500,000    356,051      474,735      593,419      712,103      830,786
 1,000,000    236,051      314,735      393,419      472,103      550,786
   900,000    212,051      282,735      353,419      424,103      494,786
   800,000    188,051      250,735      313,419      376,103      438,786
   700,000    164,051      218,735      273,419      328,103      382,786
   600,000    140,051      186,735      233,419      280,103      326,786
   500,000    116,051      154,735      193,419      232,103      270,786
   450,000    104,051      138,735      173,419      208,103      242,786
   400,000     92,051      122,735      153,419      184,103      214,786
   350,000     80,051      106,735      133,419      160,103      186,786
   300,000     68,051       90,735      113,419      136,103      158,786
   250,000     56,051       74,735       93,419      112,103      130,786
   225,000     50,051       66,735       83,419      100,103      116,786
   200,000     44,051       58,735       73,419       88,103      102,786
   175,000     38,051       50,735       63,419       76,103       88,786
   150,000     32,051       42,735       53,419       64,103       74,786
   125,000     26,051       34,735       43,419       52,103       60,786
   100,000     20,051       26,735       33,419       40,103       46,786

---------------
NOTES

(1) For the purpose of calculating the amounts shown in the above table, it is assumed that the participants in the specified ranges retired on December 31, 2000, and at age 65, and that all payments were made on a straight life annuity basis. These payments are not subject to any deduction for Social Security benefits.

(2) Messrs. Summe, Friel, Engel, Carlson and Walsh have 3, 2, 2, 2 and 3 years of credited service, respectively, under the Retirement Plan and Supplemental Plan as of January 1, 2001. Compensation covered under the Retirement Plan is limited to $170,000 for 2000. Compensation covered under the Supplemental Plan includes the salary and bonus shown in the Summary Compensation Table.

EMPLOYMENT AND OTHER AGREEMENTS

     Compensation in the form of salary to Mr. Summe is paid pursuant to a three-year employment agreement with the Company dated January 8, 1998, as amended November 5, 1999 and March 3, 2000, which automatically renews for successive three-year intervals, and which provided for a minimum annual payment in 2000 of $725,000. Compensation in the form of salary to Messrs. Friel, Engel, Carlson and Walsh is paid pursuant to one-year employment agreements with the Company dated November 18, 1999, December 1, 1999, June 1, 1999 and July 29, 1999, respectively, which automatically renew for successive one-year intervals, and which provided for minimum annual payments in 2000 of $350,000, $315,000, $336,000 and $290,000, respectively.

     All of the employment agreements with the named executive officers contain provisions that provide that in the event of a change in control of the Company, the employment term shall be extended for a period of three years from the date of the change in control. Following a change in control, if the executive is terminated without "cause" or resigns for "good reason" (each as defined in the agreement), the executive is entitled to receive a severance payment equivalent to three years of base salary plus bonuses and continuation of certain benefits for three years from the date of termination. In addition, the executive is entitled to receive a "gross-up payment" (as defined in the agreement) for the excise tax plus any additional excise tax and income tax occasioned by the gross-up payment itself.

     Generally, a change in control will be deemed to have occurred in any of the following circumstances:

          (1) 20% or more of the outstanding voting stock of the Company is acquired by any person or entity;

          (2) the "Continuing Directors" (as defined in the agreement) do not constitute a majority of the board;

          (3) the stockholders of the Company approve a business combination in which the voting securities of the Company outstanding immediately prior thereto would represent 50% or less of the voting securities of the surviving entity; or

          (4) a plan for the complete liquidation or an agreement for the sale or disposition of all or substantially all of the assets of the Company is approved by the stockholders of the Company.

     All of the employment agreements with the named executive officers, with the exception of Mr. Summe, provide that upon termination initiated by the Company without cause, apart from a change in control, the executive would be entitled to continuation of his or her salary, bonus, and employee benefits for one year from the date of termination. The employment agreement with Mr. Summe provides that he would be entitled to the continuation of his salary, bonus, and employee benefits for three years from the date of termination.

OPTION GRANTS

     The following table sets forth information on grants made in 2000 of stock options to the officers identified in the Summary Compensation Table. No stock appreciation rights were granted during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                                 GRANT DATE
                        ----------------------------------------------------------------------------     VALUE
                                                PERCENT OF TOTAL                                       ----------
                        NUMBER OF SECURITIES    OPTIONS GRANTED               EXERCISE                 GRANT DATE
                         UNDERLYING OPTIONS       TO EMPLOYEES     DATE OF    PRICE PER   EXPIRATION    PRESENT
NAME                           GRANTED           IN FISCAL YEAR     GRANT     SHARE(1)       DATE       VALUE(5)
----                    ---------------------   ----------------   --------   ---------   ----------   ----------
Gregory L. Summe......         475,000(2)              17%         01/07/00   $39.6500     01/06/10    $8,640,925
Robert F. Friel.......         150,000(2)               5%         01/07/00   $39.6500     01/06/10    $2,728,713
John J. Engel.........         150,000(3)               5%         01/07/00   $39.6500     01/06/10    $2,728,713
Terrance L. Carlson...          50,000(4)               2%         01/07/00   $39.6500     01/06/10    $  909,571
Richard F. Walsh......         150,000(2)               5%         01/07/00   $39.6500     01/06/10    $2,728,713

---------------
(1) The exercise price is equal to the fair market value of the Common Stock as determined by the average of the high and low price on the New York Stock Exchange on the date of grant.

(2) Options granted by the Company in 2000 to Messrs. Summe, Friel and Walsh are performance based options that have a cliff vest of six-years with a 10 year-term. Vesting is accelerated if the following targets are met: three consecutive years of 15% growth in EPS or 50% cumulative growth in EPS in either 2000 or 2001 (adjusted for the impact of acquisitions and divestitures) over base year 1999. Upon death or total disability, the unvested stock options become 100% vested, and the optionee or estate has one year to exercise vested options; upon retirement at a Company-recognized retirement age the optionee has the earlier of three years from the date of retirement or the scheduled "Last Date to Exercise" to exercise vested options; upon termination all further vesting stops and all unvested shares are cancelled; upon change in control all unvested options become 100% vested.

(3) Options granted by the Company in 2000 to Mr. Engel are performance based options that have a cliff vest of six-years with a 10-year term. Vesting is accelerated if the following targets are met: three consecutive years of 25% growth in Optoelectronics SBU NOPAT or 95% cumulative growth in Optoelectronics SBU NOPAT in three years or less over base year 1999. Upon death or total disability, the unvested stock options become 100% vested, and the optionee or estate has one year to exercise vested options; upon retirement at a Company-recognized retirement age the optionee has the earlier of three years from the date of retirement or the scheduled "Last Date to Exercise" to exercise vested options; upon termination all further vesting stops and all unvested shares are cancelled; upon change in control all unvested options become 100% vested.

(4) Options granted by the Company in 2000 to Mr. Carlson are non-qualified stock options that vest equally over three-years, rounded up to nearest whole share, with a seven-year term. Upon death or total disability, the unvested stock options become 100% vested, and the optionee or estate has one year to exercise vested options; upon retirement at a Company-recognized retirement age the optionee has the earlier of three years from the date of retirement or the scheduled "Last Date to Exercise" to exercise vested options; upon termination all further vesting stops and all unvested shares are cancelled; upon change in control all unvested options become 100% vested.

(5) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The assumptions used for the grants issued during 2000 included expected market volatility of 45.88%, a 6.50% risk-free rate of return, a 1.64% dividend yield, and a 10 year expected life.

OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table sets forth information with respect to option exercises during 2000 and the number and value of unexercised options to purchase the Company's Common Stock held by the officers named in the Summary Compensation Table at the end of 2000. No stock appreciation rights were exercised during 2000 or were outstanding at the end of 2000.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                        VALUE OF UNEXERCISED IN-
                         SHARES                       NUMBER OF SECURITIES UNDERLYING     THE-MONEY OPTIONS AT
                       ACQUIRED ON                     UNEXERCISED OPTIONS AT FISCAL      FISCAL YEAR-END ($)
                        EXERCISE         VALUE           YEAR-END (#) EXERCISABLE/            EXERCISABLE/
NAME                       (#)        REALIZED(1)              UNEXERCISABLE                UNEXERCISABLE(2)
----                   -----------   --------------   -------------------------------   ------------------------
Gregory L. Summe.....    250,000     $20,106,867.00           600,000/475,000            48,609,375/31,872,500
Robert F. Friel......         --                 --           133,334/216,666            10,441,719/15,285,781
John J. Engel........         --                 --            33,334/216,666             2,633,386/15,331,614
Terrance L. Carlson..         --                 --             50,001/99,999              3,680,907/7,361,593
Richard F. Walsh.....     33,334     $ 2,914,754.64            13,333/193,333             1,059,974/13,433,099

---------------
(1) Based on the fair market value determined on the date of exercise, less the option exercise price.

(2) Based on the fair market value (determined by averaging the high and the low selling price on the New York Stock Exchange ) of the Company's Common Stock on December 29, 2000 ($106.75), less the option exercise price.

                                   ITEM NO. 2

                  PROPOSAL TO AMEND AND RESTATE THE COMPANY'S
                       RESTATED ARTICLES OF ORGANIZATION

     On January 17, 2001, the Board of Directors approved, and voted to recommend to the stockholders that they approve, an amendment to the Company's Restated Articles of Organization, as amended to date, to increase the authorized Common Stock from 100,000,000 shares to 300,000,000 shares. The Company has announced its intention to declare a 2-for-1 split of the issued shares of the Company's Common Stock subject to stockholder approval of the proposed amendment of the Company's Restated Articles of Organization. It is currently anticipated that if the stockholders approve the proposed amendment to the Company's Restated Articles of Organization, as amended to date, the split will be effected by means of a 100% stock dividend to stockholders of record on or about May 15, 2001. On February 1, 2001, there were 50,112,834 shares of Common Stock outstanding, exclusive of treasury shares, and an additional 2,312,031 shares were reserved for issuance pursuant to the Company's stock option and stock benefit plans (the "Stock Plans") (excluding shares reserved for issuance under the 2001 Incentive Plan which is subject to approval by the stockholders at the Annual Meeting), 300,000 shares were reserved for issuance upon exercise of outstanding warrants (the "Warrants") and 5,412,563 shares were reserved for issuance upon conversion of the Company's Zero Coupon Convertible Debentures due August 7, 2020 (the "Debentures").

     The Board believes that a 2-for-1 split of the Common Stock will tend to broaden the market for the stock, will encourage wider participation in the ownership of the Company and will be in the best interests of the Company and its stockholders. The Board of Directors believes that the authorization of additional shares of Common Stock over and above the amount required to effect the proposed stock split is desirable to provide shares for issuance in connection with possible future stock splits, stock dividends, acquisitions, financings, management and employee incentive plans or other general corporate purposes. However, other than the stock split, as of the date of mailing of this Proxy Statement to stockholders, there is no plan, understanding or agreement for the issuance of any shares of Common Stock with the exception of the shares of Common Stock available for issuance under the Stock Plans, Warrants and Debentures described above. If the amendment is approved by the stockholders, the Board of Directors will have authority to issue additional shares of Common Stock without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company's current stockholders. Holders of Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INCREASE
                           IN AUTHORIZED COMMON STOCK

                                   ITEM NO. 3

                     APPROVAL OF THE PERKINELMER, INC. 2001
                                 INCENTIVE PLAN

     On January 17, 2001, the Board of Directors of the Company adopted, subject to stockholder approval, the PerkinElmer, Inc. 2001 Incentive Plan (the "2001 Plan"). Up to 4,400,000 shares of Common Stock (subject to adjustment in the event of stock splits, stock dividends and other similar events) may be issued pursuant to awards granted under the 2001 Plan. The 2001 Plan is intended to replace the Company's 1999 Incentive Plan (the "1999 Plan"). Therefore, in addition to the 4,400,000 shares of Common Stock referred to above, an additional number of shares of Common Stock equal to the number of shares available for issuance but not ultimately issued under the 1999 Plan will be available for awards under the 2001 Plan. To the extent that any award under the 1999 Plan expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such award will again be available for grant under the 2001 Plan. Upon stockholder approval of the 2001 Plan, all authority to make future awards under the 1999 Plan will terminate. As of February 1, 2001, 90,243 shares of Common Stock were available for issuance under the 1999 Plan.

     The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 2001 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 2001 PLAN

     The following summary of the 2001 Plan is qualified in its entirety by reference to the 2001 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

  Description of Awards

     The 2001 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, performance units and cash performance awards (collectively, "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options shall be granted at an exercise price which may not be less than 100% of the fair market value of the Common Stock on the date of grant, or par value, if greater. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2001 Plan permits the Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 2001 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

     Performance Awards. The Compensation and Stock Option Committee is also authorized, under a delegation of authority from the Board, to grant Performance Awards entitling recipients to receive cash payments based on Company performance over a specified period. The Committee may grant any number of Performance Awards to any particular participant and a Performance Award may have a performance period that overlaps the performance period of another performance Award. Each Performance Award shall establish the performance period, not shorter than one year, over which the performance goals of the Company must be achieved; and the amount of the award which will be earned or forfeited based on the extent to which the performance goals are achieved for the performance period. The Committee may establish objective formulas for determining the size of the Performance Award based on the level of achievement of the performance goal over the performance period. The performance goals which the Committee may establish with respect to any Performance Award may include any one or more of (a) earnings per share, (b) return on average equity or average assets with respect to pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share,
(i) return on sales, assets, equity or investment, (j) regulatory compliance,
(k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) economic value added(R), (n) total shareholder return,
(o) net operating profit after tax, (p) pre-tax or after-tax income, (q) cash flow, or (r) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one of more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period (not shorter than one year) as may be specified by the Board. At the end of the performance period the Committee determines the amount to be paid to a participant based on the level of the performance goals achieved by the participant and authorizes payment. The Committee has the power to reduce or cancel any award. The maximum payment which may be made pursuant to Performance Awards granted to any participant shall not exceed $3,000,000 in any calendar year.

  Eligibility to Receive Awards

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2001 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2001 Plan may not exceed 1,000,000 shares per calendar year.

     The maximum number of shares of Common Stock that may be issued pursuant to all Awards that are not stock options, including without limitation restricted stock Awards, may not exceed 400,000.

     The number of shares of Common Stock which may be issued under the 2001 Plan and the individual share limits described above do not reflect the proposed 2-for-1 stock split that is described in the discussion of Item No. 2. If the stock split is declared and subsequently effected, the number of shares of Common Stock under the 2001 Plan and each of the share limits would be adjusted accordingly.

     The Company currently has approximately 12,000 employees, all of whom are eligible to receive Awards under the 2001 Plan, including the Company's executive officers and non-employee directors. The granting of Awards under the 2001 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On February 14, 2001, the last reported sale price of the Company Common Stock on the New York Stock Exchange was $91.48.

  Administration

     The 2001 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Plan and to interpret the provisions of the 2001 Plan. Pursuant to the terms of the 2001 Plan, the Board of Directors may delegate authority under the 2001 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation and Stock Option Committee to administer certain aspects of the 2001 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2001 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Compensation and Stock Option Committee determines all issues relating to Performance Awards.

     The Board of Directors is required to make appropriate adjustments in connection with the 2001 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 2001 Plan), the Board of Directors shall provide that all outstanding Options be assumed or substituted for by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume or substitute for all outstanding Options, then the Board of Directors shall accelerate the Options to make them fully exercisable prior to consummation of the Acquisition Event or, if the stockholders of the Company are to receive cash for their shares in the Acquisition Event, the Board of Directors may provide for a cash out of the value of any outstanding Options.

     If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2001 Plan. In addition, if any Award under the 1999 Plan expires or is terminated, surrendered, canceled or forfeited, the unused shares of

Common Stock covered by such Award will be available for grant under the 2001 Plan. Any shares that were available for issuance under the 1999 Plan, but have not been issued or subject to an Award under the 1999 Plan as of the date of approval of the 2001 Plan, will also be available for grant under the 2001 Plan.

  Amendment or Termination

     No Award may be made under the 2001 Plan after January 16, 2011, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2001 Plan, except that after the date of such amendment no Award intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company's stockholders to the extent that stockholder approval is required by Section 162(m).

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2001 Plan and with respect to the sale of Common Stock acquired under the 2001 Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Stock Appreciation Rights. A participant will not recognize taxable income upon the grant of a stock appreciation right under the 2001 Plan. Instead, a participant generally will recognize as ordinary compensation income any cash delivered and the fair market value of any Common Stock delivered in payment of an amount due under a stock appreciation right.

     Upon selling any Common Stock received by a participant in payment of an amount due under a stock appreciation right, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock.

The capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale.

     Performance Shares. A participant will not recognize taxable income upon the grant of a performance share Award under the 2001 Plan. Instead, a participant generally will recognize as ordinary compensation income the fair market value of any Common Stock delivered in accordance with the terms of the performance share Award.

     Upon selling any Common Stock received by a participant under the terms of a performance share Award, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the Participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or on the day after the Award is granted if a Section 83(b) Election is made.

     Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 2001 Plan will vary depending on the specific terms of such Award, including whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, the applicable holding period and the participant's tax basis.

     Tax Consequences to the Company. The grant of an Award under the 2001 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2001 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2001 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition, the lapse of restrictions on restricted stock, a Section 83(b) Election or the receipt of cash under a cash-based Award. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PERKINELMER,
                            INC. 2001 INCENTIVE PLAN

                              CERTAIN TRANSACTIONS

     On January 19, 2000, a performance-based, interest free loan in the amount of $437,500 was made to Patrik Dahlen, a Senior Vice President of the Company, to facilitate the purchase of Company Stock. The loan was structured with a forgiveness feature whereby the loan is to be forgiven on the earlier to occur of the achievement of certain performance objectives, death or permanent disability, change in control of the Company or January 19, 2007.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

                             SELECTION OF AUDITORS

     On January 17, 2001, the Board of Directors selected the firm of Arthur Andersen LLP, independent public accountants, to act as the Company's auditor and to audit the books of the Company and its subsidiaries for 2001. Arthur Andersen LLP is currently performing these duties and has done so continuously since 1968.

     Representatives of Arthur Andersen LLP are expected to be present at the Meeting, and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, Directors, and 10% stockholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company assists its officers and Directors in complying with these filing requirements. Executive officers, Directors, and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and Directors, the Company believes that during 2000 its executive officers, Directors, and 10% stockholders have complied with all Section 16(a) filing requirements.

                             STOCKHOLDER PROPOSALS
                                FOR 2002 MEETING

     In order to be considered for addition to the agenda for the 2002 Annual Meeting of Stockholders and to be included in the Proxy Statement and form of proxy, stockholder proposals should be addressed to the Clerk of the Company and must be received at the Corporate Offices of PerkinElmer no later than November 13, 2001.

     Stockholders who wish to make a proposal at the 2002 Annual
Meeting -- other than one that will be included in the Company's proxy materials -- should notify the Company no later than January 28, 2002. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

                                         By Order of the Board of Directors

                                          /s/ TERRANCE L. CARLSON
                                          Terrance L. Carlson, Clerk

Wellesley, Massachusetts
March 13, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER
                           OF THE BOARD OF DIRECTORS

                               PERKINELMER, INC.
                            ADOPTED ON MAY 18, 2000

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors, and (4) provide an open avenue of communication between the independent auditor, Internal Audit and the Board of Directors.

     The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may require any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall meet at least 4 times per year and make regular reports to the Board.

     The Audit Committee shall:

          1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

          2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

          3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          4. Review with management and the independent auditor the Company's quarterly financial statements.

          5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

          8.  Approve the fees to be paid to the independent auditor.

          9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to ensure the independence of the auditor.

          10. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

          11. Review the appointment and replacement of the senior internal audit executives.

          12. Review the significant reports to management prepared by the internal auditing department and management's responses.

          13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

          14. Discuss with the independent auditor any audit findings pursuant to Section 10A of the Private Securities Litigation Reform Act of 1995. Among other things, this section requires each audit to include procedures regarding detection of illegal acts, identification of related party transactions, and evaluation of the issuer's ability to continue as a going concern.

          15. Discuss with management, the Company's senior internal auditing executive and/or the independent auditor the Company's subsidiary/foreign affiliated entities are in compliance with applicable legal requirements and the Company's Standards of Business Conduct.

          16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including internal control matters, fraud, the auditor's responsibility under generally accepted Auditing Standards, significant audit adjustments and other such items.

          17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

             (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

             (b) Any changes required in the planned scope of the external audit.

          18. Prepare a report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement affirming that the Committee is governed by a Charter and has (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent auditors matters required under Section 16 above, (3) received written disclosures from the independent auditors pertaining to independence and discussed independence with the auditors and
     (4) affirm that they recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

          19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

          20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

          21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and power set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                                                      APPENDIX B

                               PERKINELMER, INC.

                              2001 INCENTIVE PLAN

1.  PURPOSE

     The purpose of this 2001 Incentive Plan (the "Plan") of PerkinElmer, Inc., a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, a joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, performance units, other stock-based awards or cash performance awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  ADMINISTRATION, DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix (i) the maximum number of shares subject to Awards and (ii) the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). The Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.  STOCK AVAILABLE FOR AWARDS

     (a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to the Total Authorized Shares (as defined below). For purposes of the Plan, "Total Authorized Shares" shall mean a number of shares of the common stock, $1.00 par value per share, of the Company ("Common Stock") as is equal to the sum of:

          (i) 4,400,000;

          (ii) the number of shares of Common Stock covered by, but not ultimately issued pursuant to, any Award under this Plan that (A) expires or is terminated, surrendered or canceled without having been fully exercised or (B) is forfeited in whole or in part (including as a result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), subject, however, in the case of Awards of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code;

          (iii) the number of shares of Common Stock that were available for issuance under the Company's 1999 Incentive Plan (the "Prior Plan") to the extent not issued or subject to an Award under the Prior Plan on the date of approval of the Plan by the stockholders of the Company (the "Approval Date"); and

          (iv) the number of shares of Common Stock that become available under the Prior Plan after the Approval Date because an Award made under the Prior Plan (A) expires or is terminated, surrendered or canceled after the Approval Date without having been fully exercised or (B) is forfeited in whole or in part (including as a result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) after the Approval Date, subject, however, in the case of Awards of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code.

     Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) Other Limits. Subject to adjustment under Section 9, the maximum number of shares of Common Stock that may be issued under the Plan pursuant to all Awards that are not Options, including without limitation Restricted Stock Awards, shall be 400,000. The principles of the second sentence of Section 4(a) shall apply to this Section 4(c).

5.  STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall not be less than

100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted, or par value, if greater.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3) when the Common Stock is registered under the Securities Exchange Act of 1934, by delivery of vested shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided
     (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion by
     (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

     (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.  RESTRICTED STOCK

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the

Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities or other awards convertible into Common Stock and the grant of stock appreciation rights.

8.  PERFORMANCE AWARDS

     (a) Administration. This Section 8 shall be administered by a Committee appointed by the Board. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee.

     (b) Grants. The Committee may grant Performance Awards entitling recipients to receive shares of Common Stock, cash, or any combination thereof, based on Company performance over a specified period. The Committee may grant any number of Performance Awards to any particular participant and a Performance Award may have a performance period that overlaps the performance period of another Performance Award.

     (c) Terms and Conditions. Each Performance Award shall establish the performance period, not shorter than one year, over which the performance goals of the Company must be achieved; the performance goals which must be achieved; and the amount of the award which will be earned or forfeited based on the extent to which the performance goals are achieved for the performance period. The Committee may establish objective formulas for determining the size of the Performance Award based on the level of achievement of the performance goals over the performance period.

     (d) Performance Goals. The performance goals which the Committee may establish with respect to any Performance Award may include any one or more of
(a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) economic value added(R), (n) total shareholder return, (o) net operating profit after tax, (p) pre-tax or after-tax income, (q) cash flow, or
(r) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period (not shorter than one year) as may be specified by the Board.

     (e) Limits. The maximum payment which may be made pursuant to Performance Awards granted to any Participant in any year shall not exceed $3,000,000, valuing Common Stock distributed in the satisfaction of a Performance Award at its fair market value on the date of payment.

     (f) Payment. At the end of the performance period with respect to which a Performance Award is granted, the Committee shall determine the amount, if any to be paid to the Participant based on the level of the performance goals established by the Committee for purposes of the Performance Award and shall authorize the Company to pay the Participant the amount so determined. The Committee may at any time, in its sole discretion, cancel a Performance Award or reduce or eliminate the amount payable with respect to a Performance Award without the consent of the Participant.

9.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b) and the limits set forth in Section 4(c), (iv) the number and class of securities and exercise price per share subject to each outstanding Option, (v) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. In particular, the number of shares of Common Stock available under the Plan pursuant to Section 4(a), the per-Participant limit set forth in
Section 4(b) and the limit set forth in Section 4(c) shall all be doubled if the two-for-one stock split to be effected as a stock dividend recommended to the Company's stockholders is approved at the 2001 Annual Meeting of Stockholders. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c) Acquisition Events

     (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

     (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

     Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

     (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

     (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

10.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine; such written instrument may be in the form of an agreement signed by the Company and the Participant or a written or electronic confirming memorandum from the Company to the Participant. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including vested shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (g) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

     (h) Deferral. An optionee who is entitled, by authority of the Board of Directors, to defer his or her compensation pursuant to any deferred compensation plan maintained by the Company may elect, in accordance with rules established by the Board, to defer receipt of any shares of Common Stock issuable upon the exercise of an option, provided that such election is irrevocable and made at least that number of days prior to the exercise of the option which shall be determined by the Board. The optionee's account under such deferred compensation plan shall be credited with a number of stock units equal to the number of shares so deferred.

11.  MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to Section 162(m) of the Code by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m) of the Code, no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

     (e) Provisions for Foreign Employees. The Board may, without amending the Plan, modify options granted to employees who are foreign naturals or who are employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

     (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

     The Annual Meeting of PerkinElmer, Inc. stockholders will be held at 10:30 A.M. on Tuesday, April 24, 2001, at the Sheraton Needham Hotel in Needham, Massachusetts.

     The Sheraton Needham Hotel is located at 100 Cabot Street, just off Route 128 (I-95) at Exit 19A (see directions below). It is 10 miles from downtown Boston and 12 miles from Logan Airport. The hotel offers ample free parking and shuttle service to Boston and Logan Airport. For more information, the hotel can be reached by phone at (781) 444-1110, by fax at (781) 455-8617 or at www.sheratonneedham.com.

FROM LOGAN AIRPORT:

     As you are leaving the airport, follow the signs for Boston/Sumner Tunnel. You want to go through the tunnel. Once you are through the tunnel follow the signs to Rte. 3 South and the Mass Pike. Take Rte. 3 South. From Rte. 3 take the exit for Mass Pike West. About 3-4 miles down the road you will have to pay a toll of 50c. From the Mass Pike you will take the exit for I-95/Rte. 128 South (it is the same highway, called two different names). You will have to pay another 50c toll when exiting the Mass Pike. Follow I-95/Rte. 128 South to Exit 19A/Highland Ave.-Newton Highlands. This exit will bring you back over the highway. Turn right at the Ground Round Restaurant. Take immediate left at Cabot St. Follow signs to main entrance.

FROM RTE. 128 (I-95) NORTH OR SOUTH:

     Take Exit 19A. This will put you on Highland Ave., heading East. Follow Highland Ave. to 1st set of stop lights. Take right onto 2nd Ave. Take first right off of 2nd Ave. at the Sheraton Needham Hotel sign. Follow driveway to hotel. Parking garage will be on your right.

                    [Map of Sheraton Needham Hotel location]

PerkinElmer(TM) is a trademark of PerkinElmer, Inc.
EVA(R) is a registered trademark of Stern Stewart & Co. [PerkinElmer, Inc. LOGO]

                         Please mark your votes as indicated in this example [X]


THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2 AND PROPOSAL 3.


                    ----------------------------------------
                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                 FOR PROPOSAL 1
                    ----------------------------------------


1. Election of Directors (see reverse)

FOR ALL NOMINEES [ ]                   [ ]  WITHHELD FROM ALL NOMINEES

FOR except vote withheld from the following nominee(s)

------------------------------------------------------


     ----------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 AND PROPOSAL 3
     ----------------------------------------------------------------------

                                                         FOR   AGAINST  ABSTAIN

2.   Proposal to approve the amendment of the            [ ]     [ ]      [ ]
     Company's Restated Articles of Organization to increase the number of shares of authorized Common Stock from 100,000,000 to 300,000,000.

3.   Proposal to approve the PerkinElmer, Inc.           [ ]     [ ]      [ ]
     2001 Incentive Plan.


                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]


                       Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



SIGNATURE:______________ DATE:__________SIGNATURE:________________ DATE:________

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

[PERKINELMER LOGO]


                                      PROXY

                               PERKINELMER, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 24, 2001

     The undersigned hereby appoints Gregory L. Summe and Terrance L. Carlson, and each of them, proxies with power of substitution to vote, as indicated below, for and on behalf of the undersigned at the Annual Meeting of Stockholders of PerkinElmer, Inc. (the "Company"), to be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts on Tuesday, April 24, 2001, at 10:30 a.m., and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said Meeting.

1. ELECTION OF DIRECTORS Authority to elect Tamara J. Erickson, Kent F. Hansen,
                         John F. Keane, Nicholas A. Lopardo, Greta E. Marshall, Michael C. Ruettgers, Gabriel Schmergel, Kenton J. Sicchitano, Gregory L. Summe and G. Robert Tod for terms of one year each.

2. AMEND ARTICLES Authority to approve the amendment of the Company's Restated
                  Articles of Organization to increase the number of shares of authorized Common Stock from 100,000,000 to 300,000,000.

3. ADOPTION OF PLAN Authority to approve the PerkinElmer, Inc.
                    2001 Incentive Plan.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE